                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  x
Filed by a Party other than the Registrant
Check the appropriate box:

  Preliminary Proxy Statement            Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        DAILEY PETROLEUM SERVICES CORP.
                (Name of Registrant as Specified in its Charter)

                        DAILEY PETROLEUM SERVICES CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X     No fee required

      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           N/A

      (2)  Aggregate number of securities to which transaction applies:

           N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           N/A

      (4)  Proposed maximum aggregate value of transaction:

           N/A

      (5)  Total fee paid:

           N/A
      x    Fee paid previously by written preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

           N/A

      (2)  Form, Schedule or Registration Statement No.:

           N/A

      (3)  Filing Party:

           N/A

      (4)  Date Filed:

           N/A

                       DAILEY PETROLEUM SERVICES CORP.
                             One Lawrence Centre
                             2507 North Frazier
                                P.O. Box 2866
                          Conroe, Texas 77305-2866

--------------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING

--------------------------------------------------------------------------------

      The 1997 Annual Meeting of Stockholders (the "Meeting") of Dailey Petroleum Services Corp., a Delaware corporation (the "Company"), will be held at the Wyndham Greenspoint Hotel, Salon 1, 12400 Greenspoint Dr., Houston, Texas at 10:00 a.m. on October 7, 1997, for the following purposes:

      1. to elect two Class I directors for a three-year term to expire at the 2000 annual meeting of stockholders of the Company;

      2. to approve the Dailey Petroleum Services Corp. 1997 Long-Term Incentive Plan;

      3. to consider and act on a proposal to amend the Company's Restated Certificate of Incorporation to change the name of the Company to "Dailey International Inc.";

      4. to ratify the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ended December 31, 1997; and

      5. to take action upon any other matters which may properly come before the Meeting.

      Stockholders of record at the close of business on August 20, 1997, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        William D. Sutton,
                                        Secretary

September 12, 1997

                       DAILEY PETROLEUM SERVICES CORP.
                             One Lawrence Centre
                             2507 North Frazier
                                P.O. Box 2866
                          Conroe, Texas 77305-2866

--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 7, 1997

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dailey Petroleum Services Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Wyndham Greenspoint Hotel, Salon 1, Houston, Texas on October 7, 1997, at 10:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about September 12, 1997.

           Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of the nominees to the Board of Directors; (ii) "FOR" approval of the Dailey Petroleum Services Corp. 1997 Long-Term Incentive Plan (the "1997 Incentive Plan"); (iii) "FOR" approval of the amendment to the Company's Restated Certificate of Incorporation changing the Company's name to "Dailey International Inc."; (iv) "FOR" approval of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 1997; and (v) in the discretion of such persons, "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                        PERSONS MAKING THE SOLICITATION

           This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record at the close of business on August 20, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. Holders of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), are entitled to one vote per share. Holders of the Company's Class B Common Stock, $.01 par value ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), are entitled to seven votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except as otherwise required by law. Holders of the Company's Common Stock are not entitled to cumulative voting in the election of directors. On August 20, 1997, there were issued and outstanding 4,171,000 shares of Class A Common Stock, entitled to cast an aggregate of 4,171,000 votes on all matters subject to a vote at the Meeting, and 5,000,000 shares of Class B Common Stock, entitled to cast an aggregate 35 million votes on all matters subject to a vote at the Meeting.
The Company has a total of 9,171,000 shares of Common Stock outstanding, entitled to cast an aggregate 39,171,000 votes on all matters subject to a vote at the Annual Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, One Lawrence Centre, 2507 North Frazier, P.O. Box 2866, Conroe, Texas 77305-2866 from September 12, 1997, through October 6, 1997, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

      Stockholders present in person or represented by proxy at the Meeting holding a majority of the votes of all of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The votes underlying shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

      The enclosed form of proxy provides a means for stockholders to vote for both of the director nominees listed herein, to withhold authority to vote for one of such nominees or to withhold authority to vote for both of such nominees. All proxies that are properly executed and received by the Company prior to the Meeting will be voted in accordance with the choices indicated. Any stockholder may be represented and may vote at the Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the Meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

      The approval of the 1997 Incentive Plan and the ratification of Ernst & Young LLP as the Company's auditors each requires the affirmative vote of stockholders holding a majority of the votes of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting, while approval of the amendment to the Restated Certificate of Incorporation changing the name of the Company to "Dailey International
Inc." requires the affirmative vote of stockholders holding a majority of the votes of all shares of Common Stock issued and outstanding as of the Record Date. Broker non-votes, i.e. shares held in the name of brokers for which discretionary authority is not permitted under the rules of the Nasdaq National Market, will not be considered entitled to vote on such proposals or counted in determining the number of shares voted in favor of any proposal. The votes of stockholders that are represented at the Meeting but abstain from voting on such proposals will be counted as votes on such proposals and will have the same effect as a vote against such proposals. Accordingly, broker non-votes will have no effect on the vote for approval of the 1997 Incentive Plan or the ratification of Ernst & Young LLP and will have the same effect as a vote against the proposed amendment to the Restated Certificate of Incorporation.

      Lawrence Industries, Inc. ("Lawrence"), which beneficially owned 5,000,000 shares of the Class B Common Stock (constituting 100% of Class B Common Stock and 55% of all Common Stock) at August 20, 1997, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the stockholders. Lawrence has advised the Company that it intends to vote the shares owned by it "for" election of the two nominees named herein, "for" the 1997 Incentive Plan; "for" the amendment to the Company's Restated Certificate of Incorporation changing the name of the Company to "Dailey International Inc."; and "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1997.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS I DIRECTORS

      The Company's Board of Directors currently is comprised of six members. The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes of directors, with the term of each class expiring at successive annual stockholders' meetings. At and after the Meeting, all nominees of the class standing for election will be elected for three-year terms.

      Two directors will be elected at the Meeting to serve as Class I directors for three-year terms ending at the 2000 Annual Meeting of Stockholders or until such person's successor shall be duly elected and qualified. The Board of Directors recommends the election of Mr. William D. Sutton and Mr. David T. Tighe as the Class I Directors to serve for such three-year terms. Both Mr. Sutton and Mr. Tighe are currently directors of the Company.

      Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of both Mr. Sutton and Mr. Tighe. Should either Mr. Sutton or Mr. Tighe become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that either Mr. Sutton or Mr. Tighe will be unable or are unwilling to serve if elected.

      There are currently two Class I directorships up for election. Proxies cannot be voted for other than such directorships. Pursuant to the Company's bylaws, directors are elected to serve for three-year terms and until their successors are elected or their earlier resignation or removal. Class I directors' terms expire at the Meeting, Class II directors' terms expire at the Company's 1998 Annual Meeting of Stockholders and Class III directors' terms expire at the Company's 1999 Annual Meeting of Stockholders.

      Set forth below is the name, age as of the date of this Proxy Statement, and position of each of the directors of the Company and the year of expiration of his term of office.


                                                                                         YEAR TERM
                                                                                         AS DIRECTOR
                   NAME                     AGE                 POSITION                 WILL EXPIRE
----------------------------------------   -----     -----------------------------       -----------
 J. D. Lawrence  . . . . . . . . . . . .     51      Chairman of the Board of               1999
                                                     Directors

 James F. Farr (1)(2)  . . . . . . . . .     40      President, Chief Executive             1999
                                                     Officer and Director

 William D. Sutton (1)(2)  . . . . . . .     43      Senior Vice President, General         1997
                                                     Counsel, Secretary and
                                                     Director

 David T. Tighe (2)  . . . . . . . . . .     45      Senior Vice                            1997
                                                     President--Finance, Chief
                                                     Financial Officer, Treasurer
                                                     and Director

 Bernard J. Duroc-Danner (1)(3)  . . . .     43      Director                               1998

 Al Kite (1)(3)  . . . . . . . . . . . .     65      Director                               1998

---------------------------

(1)   Member of the Audit Committee of the Board of Directors.

(2)   Member of the Executive Committee of the Board of Directors.

(3)   Member of the Compensation Committee of the Board of Directors.

      J. D. Lawrence has been a director of the Company since 1973, and Chairman of the Board of Directors since June 1989. He has been employed by the Company since 1968, serving as its President from 1982 to 1989 and as a Vice President from 1973 to 1982. Mr. Lawrence is the President and sole director of Lawrence.

      James F. Farr has been President of the Company since December 1990, its Chief Executive Officer since August 1991, and a director of the Company since September 1991. As International Manager from October 1989 to December 1990, he was responsible for all international activities, including the marketing, distribution and sale of the Company's products and services, and developing and maintaining the Company's relationships with its agents. From August 1988 to October 1989, Mr. Farr served as Managing Director of Dailey International, Inc., the Company's wholly-owned subsidiary, and as Regional Manager for Europe/West Africa, with responsibility for the Company's facilities in the United Kingdom as well as marketing operations in Europe/West Africa. From 1975 to August 1988, he served the Company in various managerial, marketing and operating capacities.

      William D. Sutton has been Senior Vice President, General Counsel and Secretary since 1984, and a director of the Company since September 1991. He has served as the Company's Secretary and General Counsel since 1980. He also served as a director of the Company from 1979 to 1990, and as a Vice President from 1982 to 1984. Prior to joining the Company in 1979, Mr. Sutton was an attorney in private practice.

      David T. Tighe has been Senior Vice President--Finance and Treasurer of the Company since May 1988 and Chief Financial Officer of the Company since June 1996. He became a director of the Company in September 1991. From 1985 to April 1988, he served as Corporate Controller. From 1984 to 1985, he was the Company's Assistant Controller. Prior to joining the Company in 1984, Mr. Tighe, a certified public accountant, was Controller of Carolina International, Inc. from 1982 to 1984 and Tandem Industries, Inc. from 1980 to 1982.

      Bernard J. Duroc-Danner became a director of the Company in September 1996. Mr. Duroc-Danner is Chief Executive Officer of EVI, Inc. In prior years, Mr. Duroc-Danner was with Arthur D. Little Inc., a management consulting firm in Cambridge, Massachusetts. He has held management positions with Mobil Oil, Inc. (New York), Anheuser Busch Center for Management Science (Philadelphia) and Lambert Freres & Co., (Paris). Mr. Duroc-Danner holds a Ph.D. in economics from the University of Pennsylvania and an MBA in finance from The Wharton School.

      Al Kite became a director of the Company in September 1996. Mr. Kite was President of Halliburton Drilling Systems from 1993 to 1994 and President of Eastman Christensen from 1986 to 1990. He has served as International Manager in London and Executive Vice President of Operations for Smith/Servco, President of Worldwide Operations at Eastman Christensen and Senior Vice President Eastern Hemisphere for Smith International. Mr. Kite is retired but maintains several industry interests.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors held five meetings during the fiscal year ended April 30, 1997. Each director attended at least 75% of the total combined number of meetings held by the Board and by the committees on which each director served for which he was eligible. Pursuant to the Company's Bylaws, the Board has established standing Audit, Executive and Compensation Committees. The Company does not have a nominating or other similar committee.

      The Audit Committee is currently comprised of Messrs. Sutton, Duroc-Danner and Kite and is charged with the duties of recommending the appointment of the independent certified public accountants, reviewing their fees, ensuring that proper guidelines are established for the dissemination of financial information, meeting periodically with the independent auditors, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting, reviewing consolidated financial statements and performing any other duties or functions deemed appropriate by the Board of Directors. Two Audit Committee meetings were held during the year ended April 30, 1997.

      The Executive Committee is currently comprised of Messrs. Farr, Sutton and Tighe and is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. No meetings of the Executive Committee were held during the year ended April 30, 1997.

      The Compensation Committee is currently comprised of Messrs. Duroc-Danner and Kite and recommends to the Board the compensation to be paid to the Company's senior executive officers and administers the Company's 1996 Employee Stock Plan (the "1996 Plan") and will administer the 1997 Incentive Plan in the event it is approved at the Meeting. Two meetings of the Compensation Committee were held during the year ended April 30, 1997.

COMPENSATION OF DIRECTORS

      Employee directors of the Company do not receive any additional compensation for their services as a director of the Company. The Company pays an annual retainer of $15,000 to each non-employee director. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended and $750 for each committee meeting attended. The Company also pays reasonable out-of-pocket expenses incurred by non-employee directors to attend Board of Directors and committee meetings. Non-employee directors also are entitled to receive options pursuant to the 1996 Non-Employee Director Stock Plan (the "1996 Director Plan"). Under the 1996 Director Plan, an aggregate of 100,000 shares of Class A Common Stock have been reserved for grant of options to purchase Class A Common Stock. To date, options to acquire 10,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant have been granted to each of Messrs. Duroc-Danner and Kite pursuant to the 1996 Director Plan. In addition, under such plan, options to acquire 10,000 shares automatically will be granted after each annual meeting of stockholders to each non-employee director who served as a director during the preceding six months and who will continue to serve as a director.

      Effective April 23, 1997, the Board of Directors granted to each of the Company's non-employee directors, Messrs. Duroc-Danner and Kite, additional options to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the fair market value on the date of grant.


                                 PROPOSAL NO. 2

                   APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

GENERAL

      On July 9, 1997, the Board of Directors adopted the 1997 Incentive Plan, subject to the approval of the Company's stockholders. A complete copy of the 1997 Incentive Plan is attached hereto as Annex A. The following description of the 1997 Incentive Plan is qualified in its entirety by reference to Annex A, which is hereby incorporated herein by reference as if fully set forth herein.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1997 INCENTIVE PLAN. Approval of the 1997 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the 1997 Incentive Plan.

PURPOSE

      The 1997 Incentive Plan is intended to advance the best interests of the Company, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The 1997 Incentive Plan provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options ("SARs"), restricted stock awards; and performance awards (payable in cash or shares of Class A Common Stock) to certain key employees and advisory directors of the Company and its subsidiaries, thereby increasing the personal stake of such key employees and advisory directors in the continued success and growth of the Company. There are approximately 25 key employees and advisory directors of the Company and its subsidiaries currently eligible to participate in the 1997 Incentive Plan. The 1997 Incentive Plan also is intended to supplement the 1996 Plan, which currently has only 1,871 shares of Class A Common Stock available for future grants.

ADMINISTRATION

      The 1997 Incentive Plan will be administered by the Compensation Committee or other designated committee of the Board of Directors (the "Committee"). The Committee will have broad authority to interpret and administer the 1997 Incentive Plan, including the power to grant and modify awards and the power to limit or eliminate its discretion as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. The Committee also will have broad authority to accelerate the vesting of an award or the time at which any award is exercisable or to waive any condition or restriction on the vesting, exercise or receipt of any award. The Board of Directors may at any time amend, suspend, discontinue or terminate the 1997 Incentive Plan without stockholder approval or approval of the participants, subject to certain limitations.

SHARES SUBJECT TO 1997 INCENTIVE PLAN

      Initially, 720,000 shares of Common Stock (approximately 7.85% of the current outstanding shares of Class A Common Stock) will be available for issuance under the 1997 Incentive Plan. In addition, as of January 1 of each year the 1997 Incentive Plan is in effect, if the total number of shares of Class A Common Stock issued and outstanding, not including any shares issued under the 1997 Incentive Plan, exceeds the total number of shares of Class A Common Stock issued and outstanding as of January 1 of the preceding year (or, for 1997, as of July 9, 1997), the number of shares available will be increased by an amount such that the total number of shares available for issuance under the 1997 Incentive Plan equals 7.85% of the total number of shares of Class A Common Stock outstanding, not including any shares issued under the 1997 Incentive Plan. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlements of other awards also will not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the 1997 Incentive Plan (without reduction for issuances), which provides the Committee with significant flexibility to settle Awards under the 1997 Plan by paying cash without reducing its ability to issue stock pursuant to the 1997 Plan.

      The aggregate number of shares of Class A Common Stock subject to stock options or SARs that may be granted to any one participant in any one year under the 1997 Incentive Plan shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Class A Common Stock that may be issued to any one participant in any one year in respect of restricted stock shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization). The aggregate number of shares of Class A Common Stock that may be issued to any one participant in any one year in respect of a performance award shall be 100,000 (subject to certain adjustment provisions relating to changes in capitalization) and the aggregate amount of cash that may be paid to any one participant in any one year in respect of a performance award shall be $500,000.

      Stock Options

      The Committee is authorized to determine the terms and conditions of all option grants, which may be of incentive stock options subject to the limits of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options. The aggregate number of shares of Common Stock that are available for incentive stock options granted under the 1997 Incentive Plan is 720,000 (subject to certain adjustment provisions relating to changes in capitalization). Stock options may be awarded subject to time, performance or other vesting limitations imposed by the Committee. The term of an incentive stock option shall not exceed ten years from date of grant, except in the case of a 10% stockholder for whom the term cannot exceed five years. The exercise price of an option shall be determined by the Committee upon the option grant, provided that the exercise price of incentive stock options shall be no less than the fair market value of the Common Stock on the date of grant, except in the case of a 10% stockholder for whom the exercise price shall be no less than 110% of the fair market value on the date of grant. Payment of the exercise price may be made in a manner specified by the Committee (which may include payment in cash, Common Stock, a combination thereof, or by "cashless exercise"). To the extent that the aggregate fair market value (determined as of the time an ISO is granted) of the Common Stock with respect to which an ISO first becomes exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Options shall be treated as Nonqualified Options (as defined under the Code). In making this determination, Options shall be taken into account in the order in which they were granted.

      Stock Appreciation Rights

      The Committee is authorized to grant SARs independent of or in tandem with options. The terms, conditions and exercise price of SARs granted independent of options under the 1997 Incentive Plan will be determined by the Committee on the date of grant. A tandem SAR can be exercised only to the extent the option with respect to which it is granted is then exercisable and is subject to the same terms and conditions as the option to which it is relates. An option related to a tandem SAR will terminate automatically upon exercise of the tandem SAR. Similarly, when an option is exercised, the tandem SARs relating to the shares covered by such option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related option will be automatically exercised on such date for cash.

      Upon exercise of an SAR, the holder will be entitled to receive, for the number of shares referenced by the SAR, an amount per share (the "appreciation") equal to the difference between the base price per share (which shall be the exercise price per share of the related option in the case of a tandem SAR) and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the SAR. The appreciation will be payable in cash, Common Stock or a combination of both, at the discretion of the Committee.

      Restricted Stock

      The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine consistent with the 1997 Incentive Plan. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which the restricted stock will vest. The number of shares and vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or its subsidiaries or upon the attainment of specified performance objectives based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or group basis, return on common equity or any combination of the foregoing.

      Stock certificates representing the restricted stock granted to an
eligible employee will be registered in the employee's name.   No share of
restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. Except as otherwise specified in the grant of a restricted stock award, in the event of an employee's termination of employment before all his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock that have not vested will be forfeited and the lower of (i) the fair market value of the forfeited shares on the date of forfeiture or (ii) the purchase price paid by the employee that is allocable to the forfeited shares will be returned to the employee. At the time the restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

      Performance Awards

      The Committee is authorized to grant performance awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee. An employee to whom a performance award is granted will be given achievement objectives to be reached within a specified period of time (the "performance period"). A minimum level of acceptable achievement also will be established. Achievement objectives may be described either in terms of Company-wide performance or in terms that are related to the performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee has the authority to determine the size of the award, frequency of awards, the date or dates when awards vest, the performance periods and the specific performance objectives to be achieved in order to receive the award. Performance objectives, however, will be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or group basis, return on common equity or any combination of the foregoing. The Terms and provisions herein relating to performance based stock awards are intended to satisfy Section 162(m) of the Code and the regulations issued thereunder. The designation of an employee eligible for a specific performance based awards shall be made by the Committee in writing prior to the beginning of the 12-months period for which the performance is measured (or within such other period as permitted by IRS regulations). The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares that may be issued to any one employee per year is 100,000, and the aggregate amount of cash that may be paid to any one participant in any one in respect of a performance award shall be $500,000.

      If at the end of the performance period, the specified objectives have been fully attained, the employee will have fully earned the performance award. If such objectives have been partially attained, the employee will have partly earned the performance award and will become entitled to receive a portion of the total award. If the required minimum level of achievement has not been met, the employee will not be entitled to any part of the performance award. If a performance award is granted after the start of a performance period, the award may be reduced to reflect the portion of the performance period during which the award was in effect. The Committee must certify in writing that a performance goal has been met prior to the issuance of any certificate or payment of a performance-based award.

      An employee who, by reason of death, disability or retirement, terminates employment before the end of the performance period will be entitled to receive, to the extent earned, a portion of the award which is proportional to the portion of the performance period during which the employee was employed. An employee who terminates employment for any other reason will not be entitled to any part of the award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the award which is proportional to his or her period of actual service.

      Change of Control

      Upon the occurrence of a "Change of Control" (as defined in the 1997 Incentive Plan) of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all SARs granted under the 1997 Incentive Plan and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but in no event beyond their expiration date) following the employee's termination of employment for any reason other than for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position. Incentive stock options may lose their favorable tax treatment as a result of the Change of Control vesting and extension of the option term. In such case, they would be treated like non-qualified options. In addition, each participant in the 1997 Incentive Plan will receive the maximum performance award he or she could have earned for the proportionate part of the performance period prior to the Change of Control and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ. Performance awards based on a change of control will not be exempt from the deduction limitation of Section 162(m) of the Code. See "Compensation Deduction Limitation" below.

      Federal Income Tax Consequences

      Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

      An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

      The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company generally will be entitled to deduct the amount of ordinary income recognized by the employee.

      Non-Qualified Stock Options. The grant of non-qualified stock options will not result in the recognition of any taxable income by the employee. An employee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired and (ii) the exercise price. The tax basis of these shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the employee on the exercise of a non-qualified stock option.

      Stock Appreciation Rights. The grant of Stock Appreciation Rights does not result in taxable income to the employee. At the time of exercise of the Stock Appreciation Rights, the issuance of shares of Common Stock or the payment of cash, without other payment by the recipient, will be treated as additional compensation for services to the Company. The employee will recognize taxable income equal to the cash received or the fair market value of the shares on the date of receipt, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the employee.

      Restricted Stock Grants. The grant of Restricted Stock generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. Restricted Stock Grants involve the issuance of stock to an employee subject to specified restrictions as to sale and transferability of the stock and subject to a substantial risk of forfeiture. On the date the restrictions lapse, or the performance goals are met, and the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever is applicable, the recipient recognizes ordinary income equal to the excess of the fair market value of the stock on that date over the purchase price paid for the stock, if any. The employee's tax basis for the stock includes the amount paid for the stock, if any, and the income recognized. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to the income recognized by the employee.

      Performance Awards. Performance awards involve the issuance of shares of stock, cash, or a combination of both, without any payment, as compensation for services to the Company only after satisfaction of specified performance goals established by the Committee and certification by the Committee, prior to payment, that the goals have been satisfied. Generally, the Company will be entitled to a corresponding tax deduction in an amount equal to and in the year income is recognized by the employee. See the discussion of "performance based" compensation below.

      Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the 1997 Incentive Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability. An Award may also provide the holder with the right to satisfy the Withholding Tax with previously owned shares of Common Stock or shares of Common Stock otherwise issuable to the holder.

     Compensation Deduction Limitation. Under Section 162(m) of the Code, the Company's tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. Section 162(m) provides an exception from this deduction limitation for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors". The 1997 Incentive Plan is generally designed to enable the Committee to satisfy these statutory requirements for stock options and SAR's, when the exercise price is not less than the fair market value on the date of grant, and for performance awards (including restricted stock that is conditioned upon the attainment of performance goals).

      New Plan Benefits. The following table summarizes the benefits or amounts that have been allocated by the Compensation Committee under the 1997 Incentive Plan as of September 12, 1997, subject in all respects to approval of the 1997 Incentive Plan by the stockholders at the Meeting. Although no benefits or awards under the 1997 Incentive Plan have been granted to, or set aside for, the Company's Chief Executive Officer or other senior executive officers of the Company, the Company expects that grants under the 1997 Incentive Plan may be made to such individuals in the future.


                                                              1997 LONG-TERM
                                                              INCENTIVE PLAN
                                                     ------------------------------------
         Name and Position                           Dollar Value ($)     Number of Units
----------------------------------------------       ----------------     ---------------
 James F. Farr
   Chief Executive                                           *                   *

 J. D. Lawrence
   Chairman of the Board                                     *                   *

 William D. Sutton
   Senior Vice President, General Counsel &
   Secretary                                                 *                   *

 David T. Tighe
   Senior Vice President, Chief Financial Officer
   and Treasurer                                             *                   *

 James T. Percle
   Former Executive Vice President and Chief
   Operating Officer                                         *                   *

 Executive Group                                             (1)             120,000(1)

 Non-Executive Director
   Group                                                  N/A(2)                 N/A(2)

 Non-Executive Officer
   Employee Group                                            *                   *

-------------------------

* No benefits have been allocated or awarded to such individuals as of September 12, 1997, although grants or awards may be made in the future at the discretion of the Compensation Committee.

(1) Represents options to purchase 20,000 shares of Class A Common Stock granted to each of Messrs. Melhotre, Ramsay, Torres, Goolsbay, Lyons and Brane, with exercise prices equal to the fair market value of the Class A Common Stock on the date of grant.

(2)   Non-employee directors are not eligible to receive awards under the 1997
      Plan.



                                 PROPOSAL NO. 3

                             PROPOSAL TO AMEND THE
                     RESTATED CERTIFICATE OF INCORPORATION

      On July 9, 1997, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation changing the name of the Company to "Dailey International Inc.". Over the past five years, the Company has significantly expanded the geographic scope of the Company's operations. With its recent acquisition of Air Drilling International, Inc., the Company believes that over half of its revenues will be generated by operations in foreign countries. In recognition of this fact, the Company believes that changing its name from "Dailey Petroleum Services Corp." to "Dailey International Inc." will more fully identify the true status and scope of the Company's current and future operations.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO DAILEY INTERNATIONAL INC. The affirmative vote of stockholders holding a majority of the votes of all shares of Common Stock issued and outstanding as of the Record Date is required for approval of the proposed amendment to the Company's Restated Certificate of Incorporation.

      The change of the Company's name will be effected through an amendment to
Article 1 of the Company's Restated Certificate of Incorporation. As amended, such paragraph would read in its entirety as follows:

                                   ARTICLE I

      "The name of the Corporation is Dailey International Inc."



                                 PROPOSAL NO. 4

                            RATIFICATION OF AUDITORS

      The firm of Ernst & Young LLP, Certified Public Accountants, has been appointed by the Board of Directors to audit the accounts and records of the Company for the fiscal year ending December 31, 1997. It is proposed that the appointment of Ernst & Young LLP be submitted to the stockholders for ratification.

      Stockholder ratification of this appointment is not required. If the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1997. The affirmative vote of stockholders holding a majority of the votes of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting is required for stockholder ratification of the appointment of the auditors. The Board of Directors recommends that the stockholders vote "FOR" this proposal. In the absence of an indication to the contrary, the proxies intend to vote shares represented by proxies furnished to them for this proposal.

      Ernst & Young LLP has served as the Company's independent accountants for at least the past five years.

      It is anticipated that a representative of Ernst & Young LLP will be present at the Meeting. Such representative will be given the opportunity to make a statement should he so desire and will be available to answer appropriate questions.


                               EXECUTIVE OFFICERS

      Set forth below is certain information concerning the present executive officers of the Company. There is no family relationship between any of these individuals or any of the Company's directors.


          NAME                AGE           POSITION
----------------------------  ---   -------------------------------------------------------
 J. D. Lawrence  . . . . . .   51   Chairman of the Board of Directors

 James F. Farr . . . . . . .   40   President, Chief Executive Officer and Director

 William D. Sutton . . . . .   43   Senior Vice President, General Counsel, Secretary and
                                    Director

 David T. Tighe  . . . . . .   45   Senior Vice President--Finance, Chief Financial Officer,
                                    Treasurer and Director

 John W. Sinders, Jr.  . . .   43   Advisory Director

 Chaman Malhotra . . . . . .   60   President--Air Drilling International, Inc.

 Tommy Ramsay  . . . . . . .   41   President--Canadian Air Drilling
                                    Services Ltd.

 John E. Blacklaws             40   Vice President--Production Services

 James C. Brame  . . . . . .   45   Vice President--Business Development/Air Drilling
                                    International, Inc.

 Dwight A. Goolsbay  . . . .   36   Vice President--Eastern Hemisphere Operations

 Martin Lyons  . . . . . . .   48   Vice President--North American Operations

 Mike Torres . . . . . . . .   45   Vice President--South American Operations

-----------------------
   For information concerning Messrs. Lawrence, Farr, Sutton and Tighe, see "Directors" above.

      John W. Sinders, Jr. became an advisory director of the Company in August 1997, to serve until the 1998 Annual Meeting of Stockholders. Mr. Sinders is entitled to notice of and to attend all meetings of the Board of Directors but is not entitled to vote on any matters coming before the Board of Directors. Mr. Sinders has served as an Executive Vice President of Jefferies & Company, Inc. ("Jefferies") since February 1997, and from 1993 to 1997, served as a
Managing Director of Jefferies.   From 1987 to 1993, Mr. Sinders served as a
Managing Director of Howard, Weil, Labouisse, Friedrichs Incorporated ("Howard Weil") and a member of the Board of Directors of Howard Weil from 1990 to 1993. Prior to joining Howard Weil, he was a director with the law firm of McGlinchey, Stafford, Mintz, Cellini & Lang, P.C. Mr. Sinders is also a member of the Board of Directors of The Shaw Group Inc.

      Chaman Malhotra has been President and Chief Executive Officer of Air Drilling International, Inc. (or its predecessor) ("ADI") since 1975. He has been employed by ADI since 1961, serving eleven years in sales and operations.

      Tommy Ramsay has been President of Canadian Air Drilling Services, Ltd. ("CADS") since 1995. Mr. Ramsay joined CADS in 1974 where he handled various operation functions. In 1979 he became a project manager for True Test Pipelines, Ltd., a division of CADS, and was promoted to Assistant General Manager in 1984.

      John E. Blacklaws has been Vice President--Production Services since June 1997, with responsibility for the Company's manufacturing, engineering, domestic field repairs and management inventory. Between September 1994 and June 1997, Mr. Blacklaws held the title of President of Production Services and had substantially the same responsibilities as he has now. From November 1990 to September 1994, he was Vice President for the manufacturing and production division in Houston, Texas. From March 1989 to November 1990, he was Manager of Manufacturing Technical Services with quality control responsibilities at the Company's Houston facility and in the field.

      James C. Brame was named Vice President--Business Development in July 1996 and Vice President--ADI in June 1997. From August 1991 to June 1997, he served as Senior Marketing Analyst, Project Manager, Director of Business Development and IT Steering Committee Chairman. Prior to joining the Company in 1991, Mr. Brame was president and owner of a manufacturing and distribution company from 1986 to 1991. From 1977 to 1986, Mr. Brame held Assistant Controller and Manager of Financial Analysis and Reporting positions with Hughes Production Tools, a division of Hughes Tool Company.

      Dwight A. Goolsbay has been Vice President--Eastern Hemisphere Operations since June 1997 and prior to such time had been Vice President--MWD Services since May 1996. As an MWD Product Manager between December 1993 and May 1996, he was responsible for managing the Company's entry into the domestic and international MWD services business. From October 1990 to December 1993, he was a drilling motor product engineer and assisted with development and expansion of the drilling motor product line. Prior to joining the Company in 1990, Mr. Goolsbay was the Oklahoma City District Manager for Halliburton Drilling Systems, Inc.--MWD Division. From 1985 to 1987, he was U.S. Operations Coordinator for Drilex Systems, Inc.

      Martin Lyons was named Vice President--North American Operations in June 1997. Before such time, Mr. Lyons had been Senior Vice President Directional Drilling & Marketing since May 1996. From December 1993 through May 1996, he served as Vice President Directional Drilling, responsible for management of all the Company's domestic directional drilling sales and operations. His duties during this time period also included operations and capital budgeting for all domestic directional drilling operations. During the time period of August 1990 to December 1993 he functioned as Western Division Manager and was responsible for the Gulf Coast directional drilling and sales operations west of the Sabine River. From August of 1989 to August of 1990 Mr. Lyons was a Senior Technical Sales Representative in the Houston, Texas market. Prior to joining Dailey, Mr. Lyons was employed by Helmer Directional Drilling, Inc. where he held the positions of Office Manager and Directional Drilling Supervisor.

      Mike Torres was named Vice President of Operations--Latin America in June 1997. He previously served as Eastern Regional Manager and then Vice President of Eastern Region. Mr. Torres began his career with the Company in Directional Sales in 1980. Prior to joining Dailey, Mr. Torres was employed by NL Industries and Eastman Whipstock, Inc.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Compensation levels for the Company's executive officers prior to the IPO in August 1996 were established by the Company's Board of Directors. The Board of Directors at the time of the IPO also established the salary levels set forth in the Company's employment agreements with its executive officers, including the Company's Chief Executive Officer, as well as the restricted stock and stock options awards granted at the time of the IPO. Members of the Board of Directors at such time consisted entirely of executive officers of the Company, including the Company's Chairman of the Board, Chief Executive Officer, General Counsel and Chief Financial Officer (collectively, the "Senior Executive Officers").

      Following the IPO, compensation relating to the Senior Executive Officers has been set by the Compensation Committee, except with respect to compensation levels previously set forth in employment agreements executed in anticipation of the IPO, while compensation with respect to other officers of the Company has been set by the Company's Executive Committee, whose members consist of Messrs. Farr, Sutton and Tighe. The Compensation Committee also has administered the 1996 Plan following the initial public offering and will administer the 1997 Incentive Plan assuming it is approved by the stockholders of the Company at the Meeting.


           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY

      The Company's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for successful performance of their duties and improving stockholder value. Compensation and incentives are provided through a combination of cash salaries and bonuses and stock-based awards. The Company's overall compensation package is intended to provide the Company's executive officers with compensation indicative of their results and performance, with an emphasis on compensation that rewards the executive for actions that have demonstrably benefited the long-term interests of the Company. Decisions with respect to compensation for any particular executive officer are based on a number of subjective and objective factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions.

      Prior to the IPO, the Company entered into employment agreements with its then-existing executive officers, including the Company's Chief Executive Officer. Compensation levels contained in such employment agreements were established by the Board of Directors, which was comprised entirely of the Company's Senior Executive Officers at such time.

      Following the IPO, decisions with respect to the cash compensation of the Company's executive officers have been made in a bifurcated manner. Cash compensation levels with respect to the Company's Senior Executive Officers (other than minimum annual salary amounts that have been established pursuant to employment agreements executed in connection with the IPO) have been made by the Company's Compensation Committee, while cash compensation awarded to the Company's other executive officers has been established by the Company's Executive Committee, which is comprised of Messrs. Farr, Sutton and Tighe.

      Compensation decisions with respect to the granting of stock-based awards to the Company's executive officers prior to the IPO were made by the Company's Board of Directors at that time. Following the IPO, the Compensation Committee has administered the Company's employee stock plans and the awards thereunder to the Company's executive officers, including the Company's Chief Executive Officer.

      The components of the Company's executive compensation program are more specifically summarized below.

      Base Salary

      The base salaries of the Company's executive officers are based upon employment agreements executed in connection with the IPO in August 1996, and were determined on a subjective basis after considering their positions with the Company, their talents and experience and competitive market factors, including the desire by the Company to attract and retain executives with expertise in the Company's business. The Compensation Committee has the authority to increase the annual salaries paid to the Chief Executive Officer and other Senior Executive Officers under their respective employment agreements. No salary increases were granted by the Compensation
Committee during the fiscal year ended April 30, 1997, except that Mr. Pescle's annual salary from $140,000 to $238,596 in connection with his promotion to Chief Operating Officer of the Company and Mr. Farr's annual salary was increased from $240,000 to $280,000 in connection therewith.

      Bonus Compensation

      Each of Messrs. Farr, Sutton and Tighe were awarded cash bonuses for 1997 of $93,240, $75,819 and $59,940, respectively. These bonuses were determined on a subjective basis and were intended to reward such individuals for the significant contributions that they made to both the operations and finances of the Company in 1997. Among the contributions and accomplishments considered by the Compensation Committee in awarding these bonuses were their work in the successful completion of the Company's initial public offering, the successful implementation of the Company's operating strategies and in identifying and reviewing various strategic acquisition candidates.

LONG-TERM INCENTIVE COMPENSATION

      The Board of Directors also believes that long-term incentive compensation is an important component of the Company's compensation program and that the value of long-term incentive compensation should be directly related to increases in stockholder value. Thus, in addition to base salaries and bonuses, the Company provides long-term incentive compensation to its executive officers through stock options and restricted stock awards under the Company's long-term incentive stock plans.

      Stock Option and Awards

      Under the 1996 Plan, options to purchase shares of Class A Common Stock may be granted to the Company's executive officers and key employees with exercise prices equal to the market price of the Class A Common Stock at the time of grant and with vesting conditions established at the time of grant. Awards under the 1996 Plan are intended to provide incentives to the participants to increase stockholder value by providing benefits that are directly related to the market value of the Class A Common Stock. The Board of Directors believes that options provide a desirable form of incentive to the Company's executive officers in that options received by an executive officer will be of no value to the officer unless the value of the Common Stock increases.

      In anticipation of the IPO, restricted stock awards of 120,000 shares were granted by the Board of Directors to Mr. Farr as well as to Messrs. Sutton and Tighe. These grants were intended to provide these individuals with an immediate equity interest in the Company that did not exist prior to the IPO and to immediately align their interests with those of the Company's stockholders. At the time of the IPO, Messrs. Farr, Sutton and Tighe also were each granted options to purchase 72,912 shares at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, which were designed to further align each individual's interests with the long-term interests of the Company's stockholders.

      During the year ended April 30, 1997, the Compensation Committee granted additional options to purchase 25,000 shares of Class A Common Stock to Mr. Farr at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant as well as options to purchase 25,000 shares of Class A Common Stock to each of Messrs. Sutton and Tighe. The Compensation Committee also approved the acceleration of vesting on the restricted stock and options granted to each of Messrs. Farr, Tighe and Sutton in connection with the IPO. In making the determination to accelerate the vesting of such awards, the Compensation Committee considered a variety of factors, including the impact on the short-term and long-term earnings of the Company and the potential tax implications for the Company.

      Long-Term Incentive Plan (1997 Incentive Plan)

      As described in Proposal No. 3, the Company is proposing the adoption of the 1997 Incentive Plan. The Board of Directors believes that the adoption of this plan is in the best interests of the Company and will further align the interests of the Company's officers and employees with those of the Company's stockholders.

      Decisions as to whether to grant options and other awards under the 1997 Incentive Plan to an executive officer will be made in light of existing circumstances, including the executive officer's contributions to the Company over the prior year and his expected contributions in the future. If an option or stock-based award is granted to an executive officer, the number of shares of Class A Common Stock subject to the option or award will be based on, among other things, the level of responsibility of the executive officer, the anticipated contribution of the officer to the future growth of the Company, the number of shares that the Committee determines would be appropriate to provide the executive officer with a meaningful incentive to improve stockholder value and the potential dilution that might result from the grant. The Committee also considers the amount and terms of the options and other stock-based benefits held by the executive officers. Vesting requirements generally will be placed on stock-based awards to condition the benefits of any award granted to an executive officer to his continued employment with the Company.

COMPENSATION DEDUCTION

      Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's Chief Executive Officer and next four highest paid executives. Compensation that satisfies the definition of "performance based" under the Code is excluded from this limitation. For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the stockholders of the Company. The 1996 Plan and the 1997 Incentive Plan are designed to allow various awards to be granted under such plans to be excluded from the $1 million limitation under certain circumstances when the plans are administered by a committee comprised of at least two persons who would qualify as "outside directors" under Section 162(m). The Company believes that the grants of stock options that have been made under the 1996 Plan are "performance-based" compensation or will be otherwise exempt from the application of Section 162(m). The restricted stock granted under the 1996 Plan will not be considered performance-based compensation. Due primarily to the acceleration of vesting of restricted stock during the fiscal year ended April 30, 1997, the Company expects the deductibility of compensation paid to its Senior Executive Officers, including the Chief Executive Officer, to be limited in part by Section 162(m); however, such limitation should not have a material impact on the Company's financial condition or results of operations. The Company believes that grants of options, SARs and restricted stock conditioned upon the attainment of performance goals by the Compensation Committee under the 1997 Incentive Plan will be considered "performance-based" compensation under the Code. The Board of Directors and the Compensation Committee intend to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

                                 J.D. Lawrence
                            Bernard J. Duroc-Danner*
                                 James F. Farr
                                    Al Kite*
                               William D. Sutton
                                 David T. Tighe

*     Member of the Compensation Committee

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning compensation for the fiscal years ended April 30, 1997 and 1996 earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the year ended April 30, 1997 (collectively, the "Named Executive Officers").



                          SUMMARY COMPENSATION TABLE

                                                                      FOR THE YEAR ENDED APRIL 30, 1997
                                           --------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                           -----------------------------------------   -------------------------
                                                                                       RESTRICTED     SECURITIES
                                                                                          STOCK       UNDERLYING      ALL OTHER
                                                                      OTHER ANNUAL      AWARD(S)       OPTIONS/      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR       SALARY        BONUS      COMPENSATION         ($)         SARS (#)          (1)
------------------------------    ----     -----------    --------    --------------   ----------      ---------     ------------
J. D. Lawrence  . . . . . . .     1997     $221,022       $   --          $29,202(3)       --            --             $   924
 Chairman of the Board            1996      296,532(2)      73,280              *          --            --               2,326


James F. Farr . . . . . . . .     1997      258,958         93,240         49,131(4)      $960,000        97,912            924
 President and Chief              1996      248,651         55,500              *          --            --                 571
 Executive Officer

William D. Sutton . . . . . .     1997      223,936         75,819         36,973(5)      $960,000        97,912            924
 Senior Vice President,           1996      230,896         55,260              *          --            --                 824
 General Counsel and
 Secretary

David T. Tighe  . . . . . . .     1997      186,852         59,940         35,675(6)      $960,000        97,912            924
 Senior Vice President            1996      148,671         54,960         21,723(7)       --            --                 901
 Finance, Chief Financial
 Officer and Treasurer

James J. Percle . . . . . . .     1997      227,611         79,452          9,692(9)      $405,000        34,200            462
 Former Executive Vice            1996        --             --             --               --            --             --
 President and Chief
 Operating Officer (8)


* Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Executive Officer.

(1) Represents payments for premiums for group term life insurance on behalf of such individual.

(2) Effective upon the closing of the IPO, Mr. Lawrence's salary was reduced to $100,000, subject to subsequent adjustment upward in the discretion of the Compensation Committee of the Board of Directors. See "--Employment Agreements" below.

(3) Relates to payments for a car allowance and a charge for usage of Company assets.

(4) Includes $26,923 related to accrued vacation cashed rather than taken during the year and $22,209 related to a Company auto allowance.

(5) Includes $17,514 related to accrued vacation cashed rather than taken during the year and $19,459 related to a Company auto allowance.

(6) Includes $17,308 related to accrued vacation cashed rather than taken during the year and $19,459 related to a Company auto allowance.

(7) Includes $16,618 related to accrued vacation cashed rather than taken during the year and $5,105 related to a Company automobile.

(8) Mr. Percle was not employed by the Company during the year ended April 30, 1996. Mr. Percle ceased to be employed by the Company effective June 23, 1997.

(9)      Relates to payments for a Company automobile.

         The following table summarizes certain information relating to options granted to the Company's Named Executive Officers during the year ended April 30, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                                                         Annual Rates of Stock
                                                                                          Price Appreciation
                                                                                                  for
                                  Individual Grants                                           Option Term
------------------------------------------------------------------------------------     ---------------------
                            Number of        % of Total
                           Securities       Options/SARs      Exercise
                           Underlying        Granted to       or Base
                          Options/SARs      Employees in       Price      Expiration
         Name              Granted (#)       Fiscal Year      ($/Sh)         Date         5% ($)       10% ($)
--------------------      ------------      ------------      -------     ----------      --------     -------
 J. D. Lawrence  . .            --                --            --            --             --          --

 James F. Farr . . .          72,912            14.8%          8.00        8/13/06         366,831     929,623
                              25,000             5.1%          8.75        3/06/07         137,571     348,631

 William D. Sutton .          72,912            14.8%          8.00        8/13/06         366,831     929,623
                              25,000             5.1%          8.75        3/06/07         137,571     348,631

 David T. Tighe  . .          72,912            14.8%          8.00        8/13/06         366,831     929,623
                              25,000             5.1%          8.75        3/06/07         137,571     348,631

 James J. Percle (1)          19,199             3.9%          8.00        8/13/06          96,953     244,786
                              15,001             3.0%          9.00        8/13/06          84,906     209,193

(1) Mr. Percle ceased to be employed by the Company effective June 23, 1997.


         The following table sets forth for each Named Executive Officer information concerning stock option exercises in fiscal 1997 and the value of unexercised options at April 30, 1997.

       AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997 AND VALUE TABLE AT
                                 APRIL 30, 1997

                                                                                       VALUE OF UNEXERCISED
                             SHARES                      NUMBER OF UNEXERCISED             IN-THE-MONEY
                            ACQUIRED       VALUE            OPTIONS/SARS AT               OPTIONS/SARS AT
                               ON         REALIZED          APRIL 30, 1997                  FY-END (1)
          NAME              EXERCISE        ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------      --------      --------     -------------------------     -------------------------
 J. D. Lawrence  . . .         --            --                   --                            --

 James F. Farr . . . .         --            --                97,912/0                          0

 William D. Sutton . .         --            --                97,912/0                          0

 David T. Tighe  . . .         --            --                97/912/0                          0

 James J. Percle (2) .         --            --                34,200/0                          0

-----------------                                                              -

(1)      The exercise price for options owned by the Named Executive
         Officers exceeded the fair market value of the Class A Common Stock at April 30, 1997.

(2) Mr. Percle ceased to be employed by the Company effective June 23, 1997.


1996 KEY EMPLOYEE STOCK PLAN

      The Company has established the 1996 Plan pursuant to which incentive and non-qualified options to purchase shares of Class A Common Stock and awards of restricted shares of Class A Common Stock will be available for future grants. The 1996 Plan is designed to provide certain key employees, including officers and employee-directors of the Company, with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. Under the Plan, options to purchase Class A Common Stock and restricted stock awards up to an aggregate of 900,000 shares of Class A Common Stock may be granted by the Committee. In the event options or restricted stock granted under the 1996 Plan or unvested restricted stock grants expire or terminate or are surrendered, the unexercised portion thereof may again be available for award under the 1996 Plan. As of July 30, 1997, only 1,871 additional shares were available for future grant under the 1996 Plan.

401(k) PLAN

      The Company's employees are eligible to participate in a defined contribution retirement plan that complies with Section 401(k) of the Code. Pursuant to such plan, the Company provides matching contributions up to 50% of the employee's contribution up to 4% of the employee's compensation.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

      Each of the Senior Executive Officers has entered into an employment agreement (collectively, the "Executive Employment Agreements") with the Company. Each of the Executive Employment Agreements has an initial term through December 31, 1999, except the Executive Employment Agreement with Mr. Sutton which has an initial term through April 30, 1999. The Executive Employment Agreements provide for a minimum annual salary during the term of the Executive Employment Agreements of approximately $100,000, $280,000, $228,000 and $180,000 for Messrs. Lawrence, Farr, Sutton and Tighe, respectively. The Executive Employment Agreements also provide for certain automobile allowances, employee benefits, vacation and reimbursement of expenses.

      The Executive Employment Agreements may be terminated by the Company with or without cause (as hereinafter defined) or by the Executive Officer at any time for any reason.

      If the Company terminates the Executive Employment Agreement for any reason other than for "cause" and such termination is not within one year of a change in control (as defined in the Executive Employment Agreements), the Company is required to pay to the Executive Officer an amount equal to (i) the greater of (x) his total base salary for the remainder of the employment period (as defined in the Executive Employment Agreement) or (y) one month of base salary for each full year of service completed with the Company as of the date of termination (or in the case of Mr. Lawrence, three months of his base salary, if greater) and with the exception of Mr. Lawrence, (ii) to pay an amount equal to the Senior Executive Officer's most recent annual bonus and (iii) to cause the Senior Executive Officer to become fully vested in any stock options and stock grants held by him. If the Company terminates the Executive Employment Agreement for any reason other than for "cause" and such termination occurs within one year of a change in control, or if the Executive Officer terminates the Agreement for good cause (as defined in the Executive Employment Agreement) and such termination occurs within one year of a change in control, the Company is required to pay to the Executive Officer an amount equal to the greater of
(i) his total base salary for the remainder of the employment period; (ii) two times the greater of (a) his annualized base salary in effect upon the occurrence of the change in control or (b) his annualized base salary in effect on the date notice of termination is received; or (iii) one month of base salary for each full year of service completed with the Company as of the date of termination and with the exception of Mr. Lawrence, (A) to pay to the Senior Executive

Officer an amount equal to two times his most recent annual bonus and (B) to cause the Senior Executive Officer to become fully vested in any stock options and stock grants held by him.

      Each of Messrs. Farr, Sutton and Tighe has agreed that for the term of his Executive Employment Agreement and (i) perpetually after termination for whatever reason, he will not, directly or indirectly, disclose confidential information; (ii) for a period of two years (one year for Mr. Tighe) following termination for whatever reason, he will not participate in any business in any geographic region in which the Company conducts business that is in competition with the Company or employ any of the Company's employees, induce any of the Company's employees to leave their employment or in any way interfere with the employee relations of the Company; and (iii) will disclose and assign to the Company all inventions developed by him.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDER

      Prior to the IPO, the Company funded certain of its working capital requirements through advances from Lawrence, which had been evidenced by a note to Lawrence. The Company repaid the full amount of principal and accrued interest on such note with $1.6 million of the net proceeds from the IPO. In addition, on June 27, 1996, Dailey declared and paid a dividend in the form of a $10.0 million promissory note to Dailey's then sole stockholder, a subsidiary of Lawrence. On August 13, 1996, such stockholder contributed $5.0 million of the outstanding principal amount of such note to the capital of the Company. The remaining $5.0 million principal plus accrued interest was repaid utilizing a portion of the net proceeds from the IPO.

      Lease Agreements. The Company maintains executive offices in a building located in Conroe, Texas and occupies four adjacent manufacturing and maintenance research and development, and storage facilities, all of which are owned by Lawrence. During fiscal 1997, the Company incurred rent expense of $915,000, respectively, relating to such properties. Prior to completion of the IPO, Dailey entered into a new lease agreement with Lawrence relating to the executive office building and a separate lease agreement relating to the adjacent facilities. The rental rates under these new lease agreements were determined by the Company and Lawrence based upon a survey of rental rates prepared by an independent firm. Based upon this survey, the Company believes that the rental rates and other terms under these lease agreements are comparable to those that would be obtained in an arm's-length transaction with an independent third party.

      The Office Lease Agreement is for a five-year term effective as of May 1996, and covers all of the 64,368 square feet of office space in the Conroe building, as well as the use of access roads and an adjacent outdoor parking lot. Rent is payable monthly at the rate of $48,276 per month for the first two years of the lease, $51,226 per month for the third year, $52,781 per month for the fourth year and $54,390 per month for the fifth year.

      The Service Center Lease Agreement is for a five-year term effective as of May 1996. This lease covers the combined square feet of the district facility building, 31,316 square feet; the manufacturing building, 31,373 square feet; the open storage building, 17,000 square feet and the separator building, 1,530 square feet. The use of access roads and immediately surrounding grounds is also included. Rent is $28,000 per month for all four buildings in the aggregate.

      Relationship Agreement. Under the terms of a relationship agreement between the Company and Lawrence (the "Relationship Agreement"), the Company has agreed to provide to Lawrence and its affiliates, upon their request and on an as-available basis, various administrative and management services including cash management, accounting, tax, data processing, human resources and legal services. Lawrence pays for such services at rates calculated to recover the Company's reasonable costs of providing such services. The Relationship Agreement also provides that Lawrence will render to the Company technical consulting services when requested by the Company. In return, the Company will pay Lawrence approximately $250,000 per year for the term of the Relationship Agreement. The Relationship Agreement commenced upon the closing of the IPO in August 1996 and terminates on April 30, 1999. In addition, under the Relationship Agreement, Lawrence and the Company have agreed to reimburse each other for the costs of certain insurance policies purchased by one party on behalf of the other. As of April 30, 1997, Lawrence owed the Company approximately $68,000, for products and services rendered pursuant to the Relationship Agreement.

      Tax Allocation Agreement. For taxable periods ending on or before the closing of the IPO, the Company was included in the consolidated federal income tax returns filed by Lawrence as the common parent for itself, its subsidiaries and affiliated companies. The Company is jointly and severally liable for federal income tax imposed on the Lawrence consolidated group while the Company was a member. The Tax Allocation Agreement imposes an indemnity on Lawrence in favor of the Company for any federal income tax relating to members of the Lawrence consolidated group other than the Company and its subsidiaries.

      Registration Rights Agreement. Pursuant to the terms of a registration rights agreement with Lawrence (the "Registration Rights Agreement"), upon the request of Lawrence (or certain assignees) for a period of ten years (beginning in 1996), the Company has agreed to register, on up to two occasions, the sale of a minimum of 500,000 shares of Common Stock beneficially owned by Lawrence that Lawrence (or such assignees) requests to be registered under applicable federal and state securities laws. The Company will become obligated to register the sale of the Common Stock on one additional occasion if Mr. Lawrence dies during the term of the Registration Rights Agreement and Lawrence previously has exhausted its two demand registrations. The Company also is obligated to offer Lawrence and certain assignees the right to include shares of the Common Stock owned by them in certain registration statements filed by the Company. The Company is obligated to pay all expenses incidental to such registrations, excluding fees of counsel to Lawrence, underwriters' discounts and commissions, and transfer fees.

OTHER

      In January 1997, the Company loaned Mr. Farr $250,000 pursuant to a five-year promissory note. Interest accrues at the prime rate and is payable monthly by Mr. Farr. The note is secured by a pledge of 36,000 shares of Class A Common Stock held by Mr. Farr.

      Air Drilling International, Inc. ("ADI"), which was acquired by the Company in June 1997, leases its Casper, Wyoming property from Melodi Lane Investments, L.L.C. ("Melodi Lane"), a limited liability company in which Mr. Malhotra is a member. The lease is for a term of ten years and provides for monthly rental payments of $4,250, subject to adjustment after July 2001. The lease also provides ADI with a right to purchase the property at its fair market value on or before May 31, 2001. ADI also leases certain equipment from Melodi Lane for $7,400 per month. Such equipment lease expires in June 2001 and provides for an option to purchase based on an amortization schedule providing for a purchase price of $0 at the end of the term.

      Certain subsidiaries of ADI guarantee a loan of Mr. Malhotra to Southern Pacific Thrift and Loan Assn., which had a principal balance of $87,987 at April 30, 1997. Such loan relates to a condominium held by Mr. Malhotra and his wife as nominee for such subsidiaries.

      ADI also leases real property in Nisku, Alberta from Malhotra Enterprises Ltd. ("Malhotra Enterprises"), a Canadian corporation in which both Mr. Malhotra and Mr. Ramsay are shareholders. Lease payments for this real property aggregate $8,470 per month. The lease expires in August 2001. ADI also leases certain equipment from Malhotra Enterprises pursuant to a lease expiring in October 1997. This equipment lease requires monthly payments of $21,822 and contains an option to purchase the equipment for $20,000 plus the monthly rental for all unexpired months.

                              PERFORMANCE GRAPH

      The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from August 14, 1996, the date on which the Company's Class A Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through April 30, 1996, with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the S&P Oil & Gas (Drilling & Equip) Index. The graph assumes investment of $100 on August 14, 1996 and reinvestment of all dividends.

                                            Cumulative Total Return
                                     ------------------------------------
                                     8/15/96    10/96      1/97      4/97

DAILEY PETER SVCS CORP                 100       125       131        88

NASDAQ STOCK MARKET (U.S.)             100       112       128       116

S & P OIL & GAS (DRILLING & EQUIP)     100       123       138       132


      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                            PRINCIPAL STOCKHOLDER

      The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock on August 20, 1997, by (i) each director and director nominee of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of either the Class A Common Stock or Class B Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                              SHARES BENEFICIALLY OWNED(1)
                                          -------------------------------------------------------------------
                                            CLASS A                       CLASS B                    PERCENT
                                             COMMON        PERCENT         COMMON       PERCENT      VOTING
 NAME AND ADDRESS OF BENEFICIAL OWNER        STOCK         CLASS A         STOCK        CLASS B      POWER(2)
--------------------------------------    -----------      -------       ---------      -------      --------
Lawrence (3) . . . . . . . . . . . . .           *           *           5,000,000        100%          89%

J. D. Lawrence (3) . . . . . . . . . .           *           *           5,000,000        100%          89%

Robertson, Stephens & Co. Investment
 Management L.P. (4) . . . . . . . . .     292,000           7.0%               --         --             *

James F. Farr. . . . . . . . . . . . .     147,912(5)        3.5%               --         --             *

William D. Sutton. . . . . . . . . . .     169,912(5)        4.0%               --         --             *

David T. Tighe . . . . . . . . . . . .     169,912(5)        4.0%               --         --             *

Bernard J. Duroc-Danner  . . . . . . .      10,000(6)        *                  --         --             *

Al Kite  . . . . . . . . . . . . . . .      10,000(6)        *                  --         --             *

James J. Percle  . . . . . . . . . . .      79,200(7)        1.9%               --         --             *
                                          -----------      -------       ---------      -------      --------
All executive officers and directors
 as a group (13 Persons) . . . . . . .     663,732(8)       14.3%        5,000,000        100%          90%

------------------------
* Less than 1%

(1) The Securities and Exchange Commission has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership of a security within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted.

(2) Percent based upon both Class A Common Stock and Class B Common Stock, combined.

(3) Represents shares owned by Dailey Holdings Inc. ("Dailey Holdings"), a wholly-owned subsidiary of Lawrence. The executive offices of Dailey Holdings and Lawrence are located at 2507 North Frazier, Conroe, Texas 77305. Mr. Lawrence and trusts for his children own all of the voting stock of Lawrence. Because of these relationships, Mr. Lawrence may be deemed to be the beneficial owner of all shares of Class B Common Stock owned by Lawrence.

(4) Based solely on a Schedule 13D and all amendments thereto (the "Schedule 13D") filed on behalf of the Robertson Stephens Orphan Fund, Robertson, Stephens & Company Investment Management, L.P. ("RS&Co., L.P."), Bayview Investors, Ltd., The Robertson Stephens & Company Global Natural Resources Fund (the "Natural Resources Fund"), The Robertson Stephens Partners Fund (the "Partners Fund"), Robertson, Stephens & Company, Inc. ("RS&Co., Inc.") and RS&C Co., Inc.'s five shareholders, Messrs. Sanford R. Robertson, Paul H. Stephens, Michael
         G. McCaffery, G. Randy Hecht, and Kenneth R. Fitzsimmons (collectively, the "Robertson Shareholders"). Based on the Schedule 13D, RS&Co., L.P., as general partner of the Natural Resources Fund and the Partners Fund, beneficially owns the 161,400 shares and 131,000 shares of Class A Common Stock owned by the Natural Resources Fund and Partners Fund, respectively. RS&Co., Inc., as general partner of RS&Co., L.P. is deemed to beneficially own the 292,400 shares of Class A Common Stock beneficially owned by RS&Co., L.P. Based on the Schedule 13D, the Robertson Shareholders disclaim any ownership of the shares of Common Stock beneficially owned by RS&Co., Inc.

(5) Includes presently exercisable options to purchase 97,912 shares of Class A Common Stock.

(6) Represents options exercisable within 60 days to purchase 10,000 shares of Class A Common Stock. Excludes options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days.

(7) Includes presently exercisable options to purchase 34,200 shares of Class A Common Stock. Mr. Percle ceased to be employed by the Company on June 23, 1997.

(8) Includes presently exercisable options to purchase 469,732 shares of Class A Common Stock.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from August 14, 1997 through April 30, 1997, all filing requirements applicable to officers, directors, and greater than ten-percent stockholders were complied with.

OTHER BUSINESS

         As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING.

         Any proposal by a Stockholder to be presented at the Company's Annual Meeting of Stockholders must be received at the offices of the Company, One Lawrence Centre, 2507 North Frazier, P.O. Box 1863, Conroe, Texas 77305-2866 not later than May 15, 1997.


ANNUAL REPORT

         The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended April 30, 1997, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          William D. Sutton,
                                          Secretary


September 12, 1997

                                                                         ANNEX A

                        DAILEY PETROLEUM SERVICES CORP.

                         1997 LONG-TERM INCENTIVE PLAN



                              ARTICLE I:  GENERAL

         SECTION 1.1 Purpose of the Plan. The Long-Term Incentive Plan (the "Plan") of Dailey Petroleum Services Corp. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

         SECTION 1.2 Administration of the Plan. (a) The Plan shall be administered either by the full Board of Directors of the Company (the "Board of Directors") or by the Compensation Committee or other designated committee of the Board of Directors. The Board of Directors or such committee is referred to herein as the "Committee". The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's shareholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. The actions of the Committee in exercising all the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on all parties.

         (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

         SECTION 1.3 Eligible Participants. Key employees, including officers and advisory directors, of the Company and its subsidiaries (all such subsidiaries being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

         SECTION 1.4 Awards Under the Plan. Awards to key employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem with Options, (iii) shares of Restricted Stock,
(iv) Performance Awards, or (v) any combination of the foregoing (collectively, "Awards").

         SECTION 1.5 Shares Subject to the Plan. Initially, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 720,000. This number of shares, represent approximately 7.85% of the total outstanding number of shares of Common Stock as of the effective date of the Plan. As of January 1 of each year the Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year (or, for 1998, as of the commencement of the Plan), the number of shares that may be issued under the Plan shall be increased by an amount such that the total number of shares of Common Stock available for issuance under the Plan equals 7.85% of the total number of shares of Common Stock outstanding, not including any shares issued under the Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors. For purposes of this first paragraph of Section 1.5 only, "Common Stock" shall include both the Company's Class A Common Stock and Class B Common Stock.

         If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for Awards under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares withheld in a "cashless exercise" in payment of the exercise price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for Awards under the Plan. Cash payments of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

         The aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted to any one participant in any one year under the Plan shall be 100,000. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of Restricted Stock shall be 100,000. The aggregate number of shares of Common Stock that may be issued to any one participant in any one year in respect of a Performance Award shall be 100,000 and the aggregate amount of cash that may be received by any one participant in any one year in respect to a Performance Award shall be $500,000.

         The total number of Awards (or portions thereof) settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this
Section 1.5.

         The aggregate number of shares of Common Stock that are available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 720,000, subject to adjustments as provided in Section 5.2 of the Plan.

         SECTION 1.6 Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

            ARTICLE II:  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         SECTION 2.1 Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an ISO the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant). In the case of any 10% stockholder, the price at which shares of Common Stock may be purchased under an ISO shall not be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

         (b) Term of Option. The term of an Option shall be determined by the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term. In addition, in the case of a 10% Stockholder, no ISO shall be exercisable after the expiration of five years from the date the ISO is granted.

         (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee, except that the Committee cannot take any action that invalidates the ISO status of an Option granted to an employee without obtaining the written consent of such employee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder. To the extent that the aggregate fair market value (determined as of the time an ISO is granted) of the Common Stock with respect to which an ISO first becomes exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Options shall be treated as Nonqualified Options (as defined under the Code). In making this determination, Options shall be taken into account in the order in which they were granted.

         (d) Payment of Exercise Price for Shares. The Committee may authorize payment of the exercise price for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide. In a "cashless exercise", the exercise price for the Option shall be paid by the Company retaining and not issuing to the holder of the Option a number of shares, the fair market value of which on the exercise date is, equal to the exercise price (with the holder of the Option paying in cash to the Company the value of any fractional shares) and subject to the withholding tax provisions of Section 5.5. In determining the number of shares that is equal in value to the exercise price, the closing price of the Common Stock reported on the Nasdaq National Market (or any national securities exchange on which the Common Stock is regularly traded) on the date notice of the exercise of the Option is received by the Company shall be utilized.

         (e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

         (f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

         Unless it is expressly provided otherwise in the option agreement or
Section 2.5 applies:

                 (i) Options shall terminate one day less than three months after severance of employment of the employee from the Company for any reason, with or without cause, other than death, retirement under the then established rules of the Company or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the employee shall be determined by the Committee at that time.

                 (ii) If, before the expiration of an ISO, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the ISO shall terminate on the earlier of the Option's expiration date or one year after his retirement. Exercise of an ISO by a former employee after the period provided in the Code will cause the ISO to be treated as a Nonqualified Option. If before the expiration of a Nonqualified Option, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Option's expiration date or one year after his retirement. In the event of retirement the employee shall have the right prior to the termination of the Option to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement unless it is expressly provided otherwise in the option agreement.

                 (iii) If, before the expiration of an Option, the employee shall be retired for disability under the then established rules of the Company, or severed from the employ of the Company for disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date he retired or was severed because of disability. In the event that the employee shall be retired for disability under the then established rules of the Company or severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability unless it is expressly provided otherwise in the option agreement.

                 (iv) If, before the expiration of an Option, the employee, whether in the employ of the Company or after he has retired or was severed for disability, dies the Option shall continue until the earlier of the Option's expiration date or one year following the date of his death. After the death of the Employee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's termination, to exercise it to the extent to which he was entitled to exercise it immediately prior to the death unless it is expressly provided otherwise in the option agreement.

                 In determining the employment relationship between the Company and the Employee, employment by any affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

         SECTION 2.2 Stock Appreciation Rights in Tandem with Options. (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option, except that the Committee will not grant Tandem SARs relating to an outstanding ISO without the written consent of the holder of such ISO, and if a Tandem SAR is granted pursuant to such ISO, such ISO will immediately become a non-statutory option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b) or 2.1(f) in the event of a termination of employment) shall be automatically exercised on such date for cash without any action by the optionee.

         (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.

         (c) Stockholder Rights. The holder of a Tandem SAR shall, as such, have none of the rights of a stockholder.

         SECTION 2.3 Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

         (b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

         (c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

         (d) Stockholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a stockholder.

         (e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

         SECTION 2.4 Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant
(i) ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant, including, if then applicable, limits with respect to minimum exercise price, duration and amounts and special limitations applicable to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. If an Option intended to be an ISO ceases or is otherwise not eligible to be an ISO, such Option (or portion thereof necessary to maintain the status of the remaining portion of the Option as an ISO) shall remain valid but be treated as an Option other than an ISO.

         SECTION 2.5 Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.9) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall (unless specifically provided otherwise in the grant thereof) become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee's termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position or positions with the Company or such subsidiary (termination for "cause"); provided that this Section 2.5 shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

                         ARTICLE III:  RESTRICTED STOCK

         SECTION 3.1 Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine in accordance with the provisions hereof. Performance objectives will be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or other group basis, return on common equity or any combination of the foregoing.

         (b) Restrictions on Transfer. Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and the lesser of (i) the fair market value of the forfeited shares (determined utilizing the closing price of the Common Stock on the date of forfeiture as reported on the Nasdaq National Market or other national securities exchange on which the Common Stock is regularly traded, or as determined by the Committee) on the date of forfeiture or (ii) the portion of the purchase price paid allocable to the forfeited shares shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee or the employee's estate, free of all restrictions (other than legends required by federal or state securities laws).

         (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, (i) unless the Restricted Stock grant specifies otherwise, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company; provided that clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

                        ARTICLE IV:  PERFORMANCE AWARDS

         SECTION 4.1 Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

         (a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance goal of such Performance Award shall be measured. The performance period for a Performance Award shall be established prior to the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee. The terms and provisions herein relating to performance based stock awards are intended to allow the Committee to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance based Stock Award shall be made by the Committee in writing prior to the beginning of the 12-month period (or such other period) for which the performance is measured (and within such period as permitted by IRS regulations). The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this
Section 4.1 is 100,000 shares.

         (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives described either in terms of Company-wide performance or in terms that are related to performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee shall have the authority to establish the specific performance objectives and measures applicable to such objectives. Such objectives, however, shall be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or other group basis, return on common equity or any combination of the foregoing.

         (c)     Size, Frequency and Vesting.   The Committee shall have the
authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

         (d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall have earned the Performance Award. If the employee exceeds the specified minimum level of acceptable achievement but does not fully attain such objectives, the employee shall have partly earned the Performance Award, and shall become entitled to receive a portion of the total Award, as determined by the Committee. If a Performance Award is granted after the start of a performance period, the Award may be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee. With respect to performance-based stock awards, the Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance-based stock award or payment of a cash amount to any employee. If the Committee certifies the entitlement of an employee to the performance based award, the cash payment shall be made or the certificate issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

         (e) Termination of Employment. A recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. A recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the Award which is proportional to his or her period of actual service.

         (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, (i) unless the Award specifies otherwise, the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest, to the extent a portion has been earned, upon a Change of Control of the Company. In addition, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company's employ. However, clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

         (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

                       ARTICLE V:  ADDITIONAL PROVISIONS

         SECTION 5.1 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         SECTION 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

         In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

         SECTION 5.3 Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan.

         (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

         SECTION 5.4 Cancellation of Awards. Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which Award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

         SECTION 5.5 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability. An Award may also provide the holder with the right to satisfy the Withholding Tax with previously owned shares of Common Stock or shares of Common Stock otherwise issuable to the holder.

         Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

         SECTION 5.6 Non-assignability. Except as expressly provided in the Plan, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

         SECTION 5.7 Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         SECTION 5.8 No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period.

         SECTION 5.9 Change of Control. A "Change of Control" shall be deemed to have occurred if:

                 (1) any Person (as defined below), other than a Designated Person, is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 35% or more of the Voting Power (as defined below); provided however, a Change in Control shall not be deemed to have occurred due to Lawrence Industries' or its affiliates' aggregate Voting Power falling below 35% or subsequently increasing above 35%.

                 (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

                 (3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

                 (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

         For purposes of this Section 5.9, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on July 9, 1997, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act on July 9, 1997; (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors; and (iv) "Designated Person" shall mean any Person whose Beneficial Ownership of securities is solely the result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities or who owned greater than 35% or more of the Voting Power as of July 9, 1997.

         SECTION 5.10 Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no ISO (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the effective date of the Plan, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

         (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

         SECTION 5.11 Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

         SECTION 5.12 Effective Date. The Plan shall be effective as of July 9, 1997, subject in all respects to approval of the Corporation's stockholders.

         SECTION 5.13 Indemnification. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors
(a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         SECTION 5.14 Section 83(b) Election. No employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any employee doing so shall forfeit all Options, Stock Appreciation Rights and/or Awards issued to him under this Plan.

         SECTION 5.15 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas and, to the extent applicable, the federal laws of the United States.

                              THIS PROXY IS BEING
                                SOLICITED BY THE
                               BOARD OF DIRECTORS
                       OF DAILEY PETROLEUM SERVICES CORP.

                                    PROXY

                       DAILEY PETROLEUM SERVICES CORP.

        The undersigned hereby appoints James F. Farr and David t. Tighe, and each of them, as proxies, with full power of substitution in each, to vote all the shares of Dailey Petroleum Services Corp. of the undersigned at the Annual Meeting of the Stockholders to be held Friday, October 7, 1997 at 10:00 a.m. at the Wyndham Greenspoint Hotel, Salon 1, 12400 Greenspoint Dr., Houston, Texas 77060-1998 and any adjournment thereof as specified on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                             [SEE REVERSE SIDE]

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                       DAILEY PETROLEUM SERVICES CORP.


                               OCTOBER 7, 1997

             Please detach here and mail in the envelope provided

A [X] Please mark your votes as
      indicated in this example.

This proxy is solicited by the Board of Directors and may be revoked prior to the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. In the absence of direction, this proxy will be voted FOR Items 1, 2, 3, 4 and 5.

1.  Election of Class I Directors

     FOR   AUTHORITY WITHHELD
    [   ]       [   ]

    Nominees:

    William D. Sutton
    David T. Tighe

    [   ] Instruction: To withhold authority for one or more of the nominees listed at the right, write the name of the nominee's name on the line above.

2.  Approval of the Company's 1997 Long-Term Incentive Plan

     FOR       AGAINST      ABSTAIN
    [   ]       [   ]        [   ]

3. Approval of the amendment to the Company's Restated Certificate of Incorporation changing the name of the Company to "Dailey International Inc."

     FOR       AGAINST      ABSTAIN
    [   ]       [   ]        [   ]

4. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1997

     FOR       AGAINST      ABSTAIN
    [   ]       [   ]        [   ]

5.  Other Business.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors at present know of no other formal business to be brought before the meeting.

IF YOU PLAN TO ATTEND THE MEETING INDICATE NUMBER OF ATTENDEES IN THE BOX

    [   ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

    [   ]

Signature:                              Date:
          -----------------------------      ----------------------------------

Signature:                              Date:
          -----------------------------      ----------------------------------

Instruction:  Please sign _______ as name appears herein. Executors,
              Administrators, Guardians, attorneys or any other representatives should give full titles. Corporate stockholders sign with full titles appearing and by a duly authorized officer. If a partnership, sign partnership names by authorized person.